UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Hudson Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

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HUDSON TECHNOLOGIES, INC.
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
April 26, 2019
Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Hudson Technologies, Inc., which will be held on Tuesday, June 11, 2019 at 10:00 A.M. local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965. The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.
Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the attached Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided or vote by one of the other means provided in the Proxy Statement. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, New York 10004, in writing, of the correct address.
Your vote is very important, and we will appreciate a prompt return of your signed proxy card or other voting instructions. We hope to see you at the meeting.
Cordially,
Kevin J. Zugibe, P.E.
Chairman of the Board and
Chief Executive Officer

HUDSON TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 11, 2019
To the Shareholders of HUDSON TECHNOLOGIES, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) will be held on Tuesday, June 11, 2019 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965 for the following purposes:
1.
To elect a class of three directors who shall serve until the Annual Meeting of Shareholders to be held in 2021 or until their successors have been elected and qualified;

2.
To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;

3.
To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation;

4.
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019; and

5.
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on April 12, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
By Order of the Board of Directors
Stephen P. Mandracchia
Secretary
April 26, 2019
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 11, 2019 — The Proxy Statement and Annual Report to Shareholders are available at http://www.shareholdermaterial.com/hdsn/
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:
PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR VOTE BY ONE OF THE OTHER MEANS DESCRIBED IN THIS PROXY STATEMENT. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT
HUDSON TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 11, 2019
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the “Company”, “Hudson”, “we” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 11, 2019, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.
We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders via the Internet. On or about April 26, 2019, we will be mailing our Notice of Internet Availability of Proxy Materials to our shareholders, which contains instructions for our shareholders’ use of this process, including how to access our 2019 proxy statement and 2018 annual report to shareholders and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the 2019 proxy statement and 2018 annual report to shareholders.
Proxies duly executed, returned and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
The address and telephone number of the principal executive offices of the Company is:
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
Telephone No.: (845) 735-6000
OUTSTANDING STOCK AND VOTING RIGHTS
Only shareholders of record at the close of business on April 12, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 42,602,431 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.
VOTING PROCEDURES
Directors will be elected by a plurality of the votes cast by the holders of Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. Therefore, the nominees receiving the greatest number of votes cast at the meeting will be elected as directors of the Company. Proposals 2, 3, 4 and 5 will be decided by the majority of the votes cast by the holders of the Common Stock in person or represented by proxy at the Annual Meeting, provided a quorum is present at the meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company’s transfer agent.
In accordance with applicable law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the “By-laws”), of the Company, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of each matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered “votes cast” and will therefore have no effect on the outcome.

Proxies will be voted in accordance with the instructions thereon. If no instructions are given, the proxies will be voted “for” the director nominees, for “1 Year” frequency of non-binding advisory votes on executive compensation, and “for” the other proposals set forth herein and in the discretion of the indicated proxies upon such other business as may properly come before the meeting. Proxies may be revoked as noted above.

PROPOSAL 1
ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS
The Company’s By-laws currently provide that the Board is divided into two classes, with each class to have a term of two years (the term of each class expiring in alternating years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board but in any event, shall be no less than five (5) (subject to decrease by a resolution adopted by the shareholders).
At the Annual Meeting a class of three directors will be elected to a two-year term expiring at the Annual Meeting of Shareholders to be held in 2021. Messrs. Vincent P. Abbatecola, Brian F. Coleman and Otto C. Morch are the nominees for a two-year term expiring at the Annual Meeting of the Shareholders to be held in 2021.
Messrs. Dominic J. Monetta, Richard Parrillo, Eric A. Prouty and Kevin J. Zugibe will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2020.
Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board. Each of the nominees has indicated to the Board that he will be available and is willing to serve.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.
The following is information with respect to the nominees for election as directors at the Annual Meeting that each nominee for director has given us about his age, all positions he holds, his principal occupation and his business experience for at least the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and our Board.
Name	Age	Position
Vincent P. Abbatecola	73	Director
Brian F. Coleman	57	Director, President and Chief Operating Officer
Otto C. Morch	85	Director
Vincent P. Abbatecola has been a Director of the Company since June 1994. Mr. Abbatecola is President of Abbey Ice & Spring Water, Spring Valley, New York, where he has been employed since May 1971. He was formerly the Chairman of the National Packaged Ice Association. Mr. Abbatecola serves on the Nyack Hospital Board of Trustees, the United Hospice of Rockland Board and the St. Thomas Aquinas College President’s Council. We believe that Mr. Abbatecola’s qualifications to sit on our Board include executive business experience in his industry, his 25 years of experience in the refrigeration industry and as Chairman of the Company’s Audit Committee for 24 years.
Brian F. Coleman has been a Director of the Company since December 2007, and President and Chief Operating Officer of the Company since August 2001 and served as Chief Financial Officer of the Company from May 1997 until December 2002. From June 1987 to May 1997, Mr. Coleman was employed by, and from July 1995, was a partner with BDO USA, LLP, the Company’s independent registered public accounting firm. We believe Mr. Coleman’s qualifications to sit on our Board include his prior financial and accounting experience obtained as a partner with BDO USA, LLP, and his 22 years of experience in the air conditioning and refrigeration industry including as our President and Chief Operating Officer for the past 18 years.

Otto C. Morch has been a Director of the Company since March 1996. Mr. Morch was a Senior Vice President of Commercial Banking at Provident Savings Bank, F.A. for more than five years until his retirement in December 1997. We believe that Mr. Morch’s qualifications to sit on our Board include his financial and other experience obtained as a Senior Vice President at Provident Savings Bank, F.A., his 23 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board including his membership on the Company’s Audit Committee for 23 years.
The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2020:
Name	Age	Position
Dominic J. Monetta	77	Director
Richard Parrillo	66	Director
Eric A. Prouty	49	Director
Kevin J. Zugibe	55	Director, Chairman and Chief Executive Officer
Dominic J. Monetta, DPA has been a Director of the Company since April 1996. Dr. Monetta has, since August 1993, been the President of Resource Alternatives, Inc., a corporate development firm concentrating on resolving technically oriented managerial issues facing chief executive officers and their senior executives. From December 1991 to May 1993, Dr. Monetta served as the Director of Defense Research and Engineering for Research and Advanced Technology, United States Department of Defense. From June 1989 to December 1991, Dr. Monetta served as the Director of the Office of New Production Reactors, United States Department of Energy. Dr. Monetta’s qualifications to sit on our Board include his chemical engineering and other management experience obtained as a senior executive for the US Departments of Energy and Defense. Dr. Monetta has 23 years of experience in the air conditioning and refrigeration industry by virtue of his service on our Board and his experience also includes his membership on the Company’s Audit Committee for the last 11 years and Occupational, Safety and Environmental Protection Committee for the last 16 years.
Richard Parrillo has been a director of the Company since September 2014. Mr. Parrillo has, since 2007 been the Managing Member and principal of Tank Wash USA, LLC, an industrial tank cleaning and inspection company. Between 2000 and 2007, Mr. Parrillo was the Managing Member of Brite Clean, LLC. Between 1999 and 2007, Mr. Parrillo was the Managing Member of Matlack Leasing LLC, and he served as Vice President of Matlack Leasing Corporation, a subsidiary of Matlack Systems, Inc. from 1995 to 1999. From 1990 to 1995, Mr. Parrillo served as North American Sales Manager for Eurotainer USA, Inc. Mr. Parrillo also served as Sales/Operations Manager for SSM Coal North America, Inc., from 1984 to 1990, and worked at the Rentco Division of Fruehauf Corp. We believe that Mr. Parrillo’s qualifications to sit on the board include his more than 30 years of business experience in the petrochemical and related service industries, both domestically and internationally, as well as his experience in the areas of mergers, acquisitions, management and sales, having negotiated, acquired and managed 14 related companies over the past 30 years.
Eric A. Prouty has been a director of the Company since September 2014. Mr. Prouty has, since January 2012, been an independent consultant providing business development and capital markets consulting services and has provided such services to Hudson at various times since May 2012. From March 2006 through November 2011, Mr. Prouty served as an equity research analyst covering the sustainability sector for Canaccord Genuity, formerly known as Canaccord Adams, a global investment banking firm. Between February 2001 and March 2006 Mr. Prouty served as a sustainability focused equity research analyst for Adams Harkness. Between March 2000 and February 2001, Mr. Prouty served as an equity research analyst for the investment banking firm of Robertson Stephens covering the sustainability sector. Prior to 2000, Mr. Prouty held positions in the research departments of a number of sell side and buy side firms. From April 2018 to February 2019, Mr. Prouty served on the board of directors and on the audit committee of Aqua Metals, Inc. (AQMS). Mr. Prouty currently is a Trustee and Treasurer of the Hancock Shaker Village. We believe that Mr. Prouty’s qualifications to sit on the board include his more than 25 years of experience as an equity research analyst in the investment banking field and knowledge of the sustainability industry.

Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1991. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc., a major public utility, where he was responsible for all HVAC applications. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm. We believe Mr. Zugibe’s qualifications to sit on our Board include his 31 years of experience in the air conditioning and refrigeration industry including as our founder, our Chairman and Chief Executive Officer for 26 years. Mr. Zugibe is the brother-in-law of Stephen P. Mandracchia.
The Board has determined that each of Messrs. Abbatecola, Monetta, Morch, Parrillo and Prouty is an “independent director” within the meaning of applicable NASDAQ Listing Rules. The Board assessed Mr. Prouty’s independence based on the applicable NASDAQ Listing Rules criteria and determined, notwithstanding the consulting services described in “Certain Relationships and Related Transactions” below, that he does not have a relationship that, in the opinion of the Board, would interfere with exercising independent judgment in carrying out a director’s responsibilities.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
DESCRIBED ABOVE
BOARD AND COMMITTEE INFORMATION
Board Meetings
A total of 14 meetings of the Board were held during the fiscal year ended December 31, 2018 (“Fiscal 2018”). During Fiscal 2018, no director attended fewer than 75 percent of the aggregate of  (1) the Board meetings that were held, and (2) the meetings held by the committees of the Board on which he served.
Committees of the Board of Directors
The Board has established a Compensation Committee, which is responsible for, among other things, assisting the Board in overseeing our executive compensation strategy and reviewing and approving the compensation of our executive officers and for the administration of the Company’s employee benefit plans. The Compensation Committee is also responsible for reviewing and approving the compensation of the Company’s directors. The executive officers do not determine executive or director compensation but provide information and recommendations to the Compensation Committee upon its request. The members of the Compensation Committee are Messrs. Abbatecola, Monetta, Morch and Parrillo. The Compensation Committee held 4 meetings during Fiscal 2018. A copy of the Compensation Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has an Audit Committee which supervises the audit and financial procedures of the Company and is responsible for the selection of the Company’s independent registered public accountants. The members of the Audit Committee are Messrs. Abbatecola, Monetta, Morch, and Parrillo. The Board has determined that each member of the Audit Committee is an “independent director” within the meaning of the applicable NASDAQ Listing Rules and applicable Securities and Exchange Commission (“SEC”) rules under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee does not have a member who qualifies as a “financial expert” under the federal securities laws. The members of the Audit Committee have each been active in the business community and have broad and diverse backgrounds, and financial experience. Two of the current members have served on the Company’s Audit Committee and have overseen the financial review by the Company’s independent auditors for more than 15 years. The Company believes that the current members of the Audit Committee are able to fully and faithfully perform the functions of the Audit Committee and that the Company does not need to install a “financial expert” on the Audit Committee. The Audit Committee held 5 meetings during Fiscal 2018. A copy of the Audit Committee charter is available on the Company’s website at www.hudsontech.com.
The Board also has an Executive Committee which is authorized to exercise the powers of the Board in the general supervision and control of the business affairs of the Company during the intervals between meetings of the Board. The members of the Executive Committee are Messrs. Abbatecola, Morch, Prouty and Zugibe.

The Board also has an Occupational, Safety and Environmental Protection Committee, which is responsible for satisfying the Board that the Company’s Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Monetta and Zugibe.
The Board has a Nominating Committee whose members consist of Messrs. Abbatecola, Monetta and Zugibe, and which was responsible for recommending to the independent directors the nominees for election to the Board at the annual meeting of the shareholders. In accordance with applicable NASDAQ Listing Rules, the nominees for director at the Annual Meeting named above were selected as nominees to the Board by vote of a majority of the independent directors. When reviewing candidates for our Board, the Nominating Committee and the independent members of the Board consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Nominating Committee and the independent Board members also believe that all directors should possess the attributes described below in the last paragraph under the caption “Consideration of Director Nominees Recommended by Shareholders.” While neither the Nominating Committee nor the Board has a formal policy with respect to diversity, the Nominating Committee and the Board believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee and the independent members of the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
Shareholder nominations for directors of the Company will be considered by the independent directors subject to the shareholder complying with the procedures described below. The Nominating Committee held one meeting during Fiscal 2018. The Nominating Committee does not have a charter.
Board Leadership Structure
The Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman of the Board, provides us with the most effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both the Board and our management. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides us with unified leadership and focus and that our business strategies are best served if the Chairman is also a member of our management team. We do not have a lead independent director; however, our Audit Committee and our Compensation Committee are comprised solely of independent directors and our Nominating Committee is comprised of a majority of independent directors. We believe the composition of these three Board committees, the fact that our independent directors determine Board nominees and the compensation of our executive officers, as well as the practice of our independent directors to meet in executive session without our Chief Executive Officer and the other members of our management present, help ensure that our Board maintains a level of independent oversight of management that is appropriate for our Company.
Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Nominating Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports, or otherwise, about such risks.

Audit Committee Report
In December 2018, the Audit Committee met with management and the Company’s independent public accounting firm, BDO USA, LLP to review and discuss the audit and the procedures and timing of the audit. In February 2019, the Audit Committee met with management and BDO USA, LLP to review and discuss the audited financial statements. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the statement on Auditing Standards No. 1301 “Communications With Audit Committees” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and confirming letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its independence and has discussed with BDO USA, LLP its independence from the Company. Based upon the review and discussions referred to above, the Audit Committee ratified its prior recommendation to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
The Audit Committee —
Vincent Abbatecola, Dominic Monetta, Otto Morch, and Richard Parrillo.
Code of Conduct and Ethics
The Company has adopted a written code of conduct and ethics that applies to all directors, and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The Company will provide a copy of its code of conduct and ethics to any person without charge upon written request addressed to Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, New York 10965, Attention: Stephen P. Mandracchia.
Executive Officers
In addition to Kevin J. Zugibe and Brian Coleman, Messrs. Nat Krishnamurti and Stephen P. Mandracchia serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:
Nat Krishnamurti, age 47, was appointed to the position of Vice President, Chief Financial Officer in September 2016. Mr. Krishnamurti was the Chief Financial Officer and Interim Chief Financial Officer of Interpace Diagnostics Group, Inc. during 2016 after serving as Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016. Prior to joining Interpace, Mr. Krishnamurti served as chief financial officer of Applied Minerals, Inc., a publicly traded company, from May 2012 to August 2015. Prior to Applied Minerals, from May 2000 to September 2011, Mr. Krishnamurti served as Chief Accounting Officer for inVentiv Health, a global provider of clinical, communications and commercial services which was publicly traded until August 2010. While at inVentiv Health, he also held various finance positions of increasing responsibility, including Manager, Director, and VP of Finance. Prior to inVentiv Health, Mr. Krishnamurti worked in public accounting firms, including PricewaterhouseCoopers LLP. Mr. Krishnamurti earned an M.B.A. from Long Island University and a B.S. in accounting from City University of New York, Brooklyn College and is a licensed Certified Public Accountant.
Stephen P. Mandracchia, age 59, a founder of the Company, has been Vice President Legal and Regulatory of the Company since August 2003 and has been Secretary of the Company since 1995. Mr. Mandracchia has served in a variety of capacities with the Company since 1993. Mr. Mandracchia was a member of the law firm of Martin, Vandewalle, Donohue, Mandracchia & McGahan in Great Neck, New York until 1995 (having been associated with such firm since 1983). Mr. Mandracchia is the brother-in-law of Mr. Zugibe.

COMMUNICATIONS WITH THE BOARD
The Board has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Hudson Technologies, Inc. c/o Corporate Secretary, PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965. Shareholders should identify their communication as being from a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a shareholder of the Company before transmitting the communication to the Board.
BOARD ATTENDANCE AT ANNUAL SHAREHOLDER MEETINGS
We have a policy that strongly encourages directors to attend our Annual Meeting of Shareholders. Last year’s Annual Meeting of Shareholders was attended by all of our seven directors.
CONSIDERATION OF DIRECTOR NOMINEES RECOMMENDED BY SHAREHOLDERS
Shareholders of Hudson wishing to recommend director candidates to the Board must submit their recommendations in writing to the Chairman of the Board, c/o Corporate Secretary, Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965.
The independent directors of the Board will consider nominees recommended by Hudson’s shareholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by shareholders that comply with these procedures will be considered either solely by Hudson’s independent directors, or by a nominating committee of the Board that is comprised solely of Hudson’s independent directors, if such committee exists at the time. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under applicable NASDAQ Listing Rules. Each nomination is also required to set forth: (i) a representation that the shareholder making the nomination is a holder of record of capital stock of Hudson entitled to vote at such meeting; (ii) a representation as to the beneficial interest of the shareholder making the nomination including, without limitation, any derivative securities holdings, short interests, hedges and any agreements that increase or decrease such shareholder’s voting power; (iii) all stock ownership information with respect to any shareholder or shareholder group with whom the shareholder making the nomination is associated, whether or not such persons constitute a filing group for purposes of Schedule 13D; (iv) whether the shareholder making the nomination intends individually or as part of a group, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Hudson’s outstanding capital stock required to approve or adopt the proposal, and/or to otherwise solicit proxies in support of such proposal; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and (vii) the consent of each nominee to serve as a director of Hudson if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered. All shareholder recommendations will be reviewed in the same manner as other potential candidates for Board membership.

The qualities and skills sought in prospective members of the Board are determined by the Board. The Board generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for Hudson. Criteria to be considered for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of Hudson’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to Hudson. Such persons should not have commitments that would materially conflict with the time commitments of a Director of Hudson.
DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS
A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2020, which we currently anticipate will be held in or about June 2020, is required to give written notice containing the required information specified above and otherwise in accordance with our By-Laws, addressed to the Independent Directors of the Board, c/o Secretary of the Company, Hudson Technologies, Inc., PO Box 1541, One Blue Hill Plaza, Pearl River, NY 10965, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company’s Secretary no earlier than February 12, 2020 and no later than March 13, 2020. In the event that the Annual Meeting of Shareholders to be held in 2020 is held either before May 12, 2020 or after August 10, 2020, then the notice of nomination and other required information must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2020 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof  (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on Hudson’s review of copies of such forms received by Hudson, and on representations made to us, we believe that during the year ended December 31, 2018, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program and Philosophy
Our compensation program is intended to:
•
Attract, motivate, retain and reward employees of outstanding ability;

•
Link changes in employee compensation to individual and corporate performance;

•
Align employees’ interests with those of the Company’s shareholders.

The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and equity incentive awards.
The Board’s Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, has carefully considered the results of prior say-on-pay shareholder votes. Based upon the vote results at the most recent annual shareholders meeting, shareholders appear to be supportive of the Compensation Committee’s approach to the executive compensation program. The Compensation Committee did not retain any outside compensation consultants during Fiscal 2018.
Base Salaries
Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are reconciled by Human Resources and evaluated by the Compensation Committee on a bi-annual basis against local companies of similar size and nature. No changes were made to the base salaries of any of the Company’s executive officers during the fiscal year ended December 31, 2018.
Annual Bonus Plan Compensation
In December 2015, the Company established an annual bonus program for the payment of cash and/or equity awards to some or all of the executive officers based upon the Company’s annual earnings and potentially other financial and personal metrics. The amount of the aggregate pool to be established each year will be determined by the Compensation Committee on or about the end of each fiscal year, based upon the Company achieving earnings in excess of a pre-determined level for each fiscal year (the “Benchmark”). In the event the Company’s earnings exceed the Benchmark for the applicable fiscal year, some or all of the executive officers may receive bonuses in the form of cash, stock options, stock or some combination thereof. The Compensation Committee will determine the amount, if any, of the awards to be received by the Chief Executive Officer (“CEO”) and the President/Chief Operating Officer (“COO”) and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made, based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of the CEO and COO during the applicable fiscal year. The CEO and the COO will determine the amount, if any, of the awards to be received to all other executive officers, and whether the awards will be made in cash, stock options or stock, or some combination thereof, which determination will be made based upon the overall financial results of the Company during the applicable fiscal year as well as on the personal performance of each of the executive officers during the applicable fiscal year.
For fiscal year 2018, the Compensation Committee determined that the 2018 Benchmarks determined by the Compensation Committee had not been achieved and therefore no bonus pool was established for the award of bonuses to the Executive Officers in accordance with the Company’s annual bonus program.

Equity Incentive Awards
Company executives are eligible to receive restricted stock and stock options (which give them the right to purchase shares of common stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.
Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers. We have adopted a number of equity compensation plans governing the grant of such stock options. All of our equity compensation plans have been approved by our shareholders.
Annual option grants to executive officers are made at the discretion of the Board or the Compensation Committee and may be in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. The option grants are subject to the terms of the relevant plan. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant at date of grant for market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.
Our current practice for options issued to all employees and to non-employee directors is typically to issue options that vest immediately upon issuance or over the first year of the option grant, and carry a term of three years.
The Compensation Committee also determined to grant $672,000 in value of incentive awards in the form of stock options (“Incentive Options”) to the executive officers and certain directors conditioned upon the execution of an amendment of the Company’s Term Loan Agreement to recast the financial covenants in the Term Loan Agreement by which the Company would regain compliance with the Term Loan Agreement (a “Term Loan Amendment”). The Compensation Committee also determined to issue $1,000,000 in value of stock options to the executive officers and certain key management personnel conditioned upon the execution of a Term Loan Amendment which options would vest quarterly over a one-year period with vesting conditioned upon the Company’s continued compliance with the covenant requirements of the Term Loan Agreement as recast by the Term Loan Amendment (“Conditional Options”). On November 30, 2018 the Company executed a Term Loan Amendment. On November 30, 2018, Mr. Zugibe received Incentive Options to purchase 484,562 shares of Common Stock (valued at $225,639) based upon the execution of the Term Loan Amendment and received Conditional Options to purchase 423,000 shares of Common Stock (valued at $196,972) based upon the execution of the Term Loan Amendment. On November 30, 2018, Mr. Coleman received Incentive Options to purchase 403,300 shares of Common Stock (valued at $187,799) based upon the execution of the Term Loan Amendment and received Conditional Options to purchase 507,100 shares of Common Stock (valued at $236,134) based upon the execution of the Term Loan Amendment. On November 30, 2018, Mr. Krishnamurti received Incentive Options to purchase 195,700 shares of Common Stock (valued at $91,129) based upon the execution of the Term Loan Amendment and received Conditional Options to purchase 247,100 shares of Common Stock (valued at $115,064) based upon the execution of the Term Loan Amendment.

The number of stock options granted in Fiscal 2018 to the named executive officers, and their estimated fair value, were as follows:
Named Executive Officer	Grant Date	Number of Options Granted	Estimated Fair Value of Awards at Grant Date
Kevin J. Zugibe	11/30/2018	907,562	$422,611
Brian F. Coleman	11/30/2018	910,400	$423,933
Nat Krishnamurti	11/30/2018	442,800	$206,193
The stock options awarded to Messrs. Zugibe, Coleman and Krishnamurti on November 30, 2018 had an exercise price of  $1.09 (which was equal to the closing market price per share of our stock on the date of the grant).
All Incentive Options included in the above table provide for 100% vesting on the date of issuance with a stated expiration date of three years after grant. All Conditional Options included in the above table, provide for quarterly vesting over a one-year period with vesting conditioned upon the Company’s continued compliance with the covenant requirements of the Term Loan Agreement as recast by the Term Loan Amendment, and have a stated expiration date of three years after grant.
In July 2018 we made a stock grant of 173,563 shares of unrestricted common stock of the Company to Charles Harkins in connection with his severance from the Company due to his permanent disability. We did not make grants of restricted stock to any other named executive officers during Fiscal 2018. As part of his initial compensation package, Mr. Krishnamurti was to receive a total of 20,000 shares of unrestricted common stock of the Company, of which 14,000 shares were issued at the time of his hiring, an additional 3,000 shares were issued to him in September 2017 on the first anniversary of his hiring, and an additional 3,000 shares were issued to him in September 2018 on second anniversary of his hiring.
Other Annual Compensation and Benefits
Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each Executive Officer, we also provide for the following items of additional compensation:
•
Retirement savings are provided by a 401(k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 20% of an employee’s annual contribution up to a maximum of  $600 which is intended to encourage employees (including the chief executive officer) to save for retirement.

•
Health, life and disability benefits are offered to our executive officers in the same manner to all of our U.S. employees. We provided additional long term disability and long term care policies for each of our executive officers.

Summary of Compensation
Summary Compensation Table
The following table discloses, for the years indicated, the compensation for (i) our Chief Executive Officer, (ii) our two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the year ended December 31, 2018 and whose total compensation during the year ended December 31, 2018 exceeded $100,000 and (iii) any person who served as an executive officer in 2018 and would have been one of our two most highly compensated executive officers, other than the Chief Executive Officer, but for the fact that he was not an executive officer at the end of the year ended December 31, 2018 (collectively, the “Named Executives”).
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Kevin J. Zugibe, Chairman, Chief Executive Officer(3)	2018	$532,800	—	$422,611	—	$5,400(4)	$960,811
	2017	$532,800	—	$532,800	$130,000	$5,400(4)	$1,201,000
Brian F. Coleman, President, Chief Operating Officer(3)	2018	$346,300	—	$423,933	—	$15,200(5)	$785,433
	2017	$346,300	—	$346,300	$100,000	$15,200(5)	$807,800
Charles F. Harkins, Jr., Former Vice President Sales(6)	2018	$159,808	$302,000(7)	—	—	$154,245(8)(9)	$616,053
	2017	$277,000	—	$174,510	$90,000	$14,200(5)	$555,510
Nat Krishnamurti, Chief Financial Officer	2018	$250,000	$5,520(7)	$206,193	—	$2,800(4)	$464,513
	2017	$250,000	$27,510(7)	$165,000	$70,000	$2,800(4)	$515,310

(1)
We utilize the grant date fair value using the Black-Scholes method as described in Note 11 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2018.

(2)
Amount was earned in the indicated calendar year and paid during first quarter of following year.

(3)
Messrs. Coleman and Zugibe did not receive any additional compensation for services as a director during the years ended December 31, 2018 and 2017.

(4)
Represent payments for supplemental long term disability insurance purchased for the benefit of the executive officers.

(5)
Represent payments for (a) supplemental long term disability insurance purchased for the benefit of the executive officers, and (b) payments of annual premiums for long term care insurance purchased for the benefit of the executive officers and, where applicable, the executive officer’s spouse.

(6)
Effective July 30, 2018 Mr. Harkins stepped down as Vice President of Sales of the Company.

(7)
Reflects the fair value of a share grant computed in accordance with FASB ASC Topic 718, based on the applicable fair-market value on the date of grant.

(8)
Includes $117,192 of severance payments made to Mr. Harkins upon his total disability under and pursuant to his Severance Agreement with the Company.

(9)
Includes unused vacation pay and payments through Mr. Harkins’ severance date of annual premiums for long term care insurance purchased for the benefit of the executive officer.

Employment, Termination, Change of Control and other Agreements
Kevin J. Zugibe.   In March 2016, we entered into a Second Amended and Restated Employment Agreement with Kevin J. Zugibe, which currently expires in March 2020 and is automatically renewable for successive two year terms unless either party gives notice of termination at least ninety days prior to the expiration date of the then current term. Pursuant to the agreement, Mr. Zugibe is receiving an annual base salary of  $532,800 with such increases and bonuses as our Board of Directors may determine. The agreement provides, in the event of Mr. Zugibe’s disability, for the continuation of at least 75% of Mr. Zugibe’s salary for up to one hundred twenty days after the commencement of his disability. Mr. Zugibe is also entitled to take up to five weeks of vacation, excluding paid holidays.
As part of the agreement, Mr. Zugibe has agreed to certain covenants and restrictions, which include an agreement that Mr. Zugibe will not compete with us in the United States for a period of twenty-four months after his termination for any reason. The agreement also provides that, in the event of his involuntary separation from Hudson without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Zugibe will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twenty-four months, and payment over a twenty four month period of an amount equivalent to 100% of the highest bonus paid to Mr. Zugibe in the three years prior to his termination. The agreement also provides that in the event of his involuntary separation from Hudson without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, we will assign to Mr. Zugibe any life insurance policy we hold insuring the life of Mr. Zugibe. We are the beneficiary of a “key-man” insurance policy on the life of Mr. Zugibe in the amount of  $1,000,000.
Brian F. Coleman.   In March 2016, we entered into an agreement with Brian F. Coleman, pursuant to which, Mr. Coleman has agreed to certain covenants and restrictions, which include an agreement that Mr. Coleman will not compete with us in the United States for a period of eighteen months after his termination for any reason. The agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The agreement also provides that, in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Coleman will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of eighteen months, and payment over an eighteen month period of an amount equivalent to 100% of the highest bonus paid to Mr. Coleman in the three years prior to his termination.
Charles F. Harkins.   On October 10, 2006, we entered into an agreement with Charles F. Harkins, pursuant to which, as amended and supplemented, Mr. Harkins has agreed to certain covenants and restrictions, which include an agreement that Mr. Harkins will not compete with us in the United States for a period of eighteen months after his termination for any reason. The agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Harkins will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of eighteen months, and a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination. Effective July 30, 2018 Mr. Harkins stepped down as Vice President of Sales of the Company due to permanent disability.
Nat Krishnamurti.   On September 5, 2016, we entered into an agreement with Nat Krishnamurti, pursuant to which Mr. Krishnamurti has agreed to certain covenants and restrictions, which include an agreement that Mr. Krishnamurti will not compete with us in the United States for a period of eighteen months after his termination for any reason. The agreement provides, in the event of his disability, for the continuation of at least 75% of his salary for up to one hundred twenty days after the commencement of his disability. The agreement also provides that in the event of his involuntary separation without cause, or in the event of his voluntary separation for a good reason as enumerated in the agreement, Mr. Krishnamurti will receive severance payments, in the form of the continuation of his annual base salary and benefits for a period of twelve months, and a lump sum payment equivalent to the highest bonus paid to him in the three years prior to his termination, pro-rated to the date of his termination.

Stock Option Grants or Stock Awards
The following table discloses the outstanding option awards held by the Named Executives as of December 31, 2018. Other than the Conditional Options described in “Compensation Discussion and Analysis” above, all outstanding grants to the Named Executives are fully vested. No outstanding unvested stock awards have been issued to the Named Executives.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kevin J. Zugibe	78,000		$1.26	12/17/2019
	484,562	423,000	$1.09	11/30/2021
Brian F. Coleman	75,000		$1.26	12/17/2019
	403,300	507,100	$1.09	11/30/2021
Nat Krishnamurti	195,700	247,100	$1.09	11/30/2021
Stock Option Plans
2004 Stock Incentive Plan
We have adopted the 2004 Stock Incentive Plan (the “2004 Plan”), pursuant to which 2,500,000 shares of our common stock were reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs could be granted under the 2004 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards could be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights could also be issued in tandem with stock options. The ability to grant options or other awards under the 2004 Plan expired on September 10, 2014.
As of December 31, 2018, we had options outstanding to purchase 194,000 shares of common stock under the 2004 Plan.
2008 Stock Incentive Plan
We have adopted the 2008 Stock Incentive Plan (the “2008 Plan”), pursuant to which 3,000,000 shares of our common stock were reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs could be granted under the 2008 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards could be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights could also be issued in tandem with stock options. The ability to grant options or other awards under the 2008 Plan expired on August 27, 2018.
As of December 31, 2018, we had options outstanding to purchase 576,697 shares of common stock under the 2008 Plan.
2014 Stock Incentive Plan
We have adopted the 2014 Stock Incentive Plan (the “2014 Plan”), pursuant to which 3,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2014 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2014 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2014 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2014 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2014 Plan is sooner terminated, the ability to grant options or other awards under the 2014 Plan will expire on September 17, 2024.
ISOs granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2014 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2014 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2014 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2018, we had options outstanding to purchase 765,281 shares of common stock under the 2014 Plan and 73,109 shares are reserved for future issuances under the 2014 Plan.
2018 Stock Incentive Plan
We have adopted the 2018 Stock Incentive Plan (the “2018 Plan”), pursuant to which 4,000,000 shares of our common stock are currently reserved for issuance upon the exercise of options, designated as either (i) ISOs, under the Code or (ii) non-qualified options, or for issuance upon the granting of restricted stock, deferred stock or other stock-based awards. ISOs may be granted under the 2018 Plan to employees and officers of Hudson. Non-qualified options, restricted stock, deferred stock or other stock-based awards may be granted to consultants, directors (whether or not they are employees), employees or officers of Hudson. Stock appreciation rights may also be issued in tandem with stock options.
The 2018 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by our Compensation Committee of the Board of Directors. The Committee, within the limitations of the 2018 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. In the case of restricted stock, deferred stock or other stock-based awards, the Committee, within the limitations of the 2018 Plan, determines the persons to whom awards will be granted, the number of shares of stock subject to the award, and the restrictions on issuance and transfer of such shares. Unless the 2018 Plan is sooner terminated, the ability to grant options or other awards under the 2018 Plan will expire on June 7, 2028.
ISOs granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a 10% shareholder). In the case of ISOs, the aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all of our stock option plans) may not exceed $100,000. Non-qualified options granted under the 2018 Plan may not be granted at a price less than the fair market value of our common stock. Options granted under the 2018 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to a 10% shareholder). Except as otherwise provided by the Committee with respect to non-qualified options, all options, restricted stock, deferred stock or other stock-based awards granted under the 2018 Plan are not transferable during a grantee’s lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of a grantee, all options, restricted stock, deferred stock or other stock-based awards granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.
As of December 31, 2018, we had options outstanding to purchase 930,100 shares of common stock under the 2018 Plan and 3,069,900 shares are reserved for future issuances under the 2018 Plan.
Director Compensation
Effective October 1, 2016 non-employee directors receive an annual fee of  $51,000 per year, to be paid in a combination of cash and equity compensation in the form of stock options or stock grants. An additional $5,000 per year is paid to non-employee directors serving as the chairman of the Company’s Audit, Compensation and Occupational, Safety and Environmental Protection Committees. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings. In 2018 Messrs. Abbatecola, Monetta and Morch each received a total annual fee of  $56,000 plus reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings, and Messrs. Parrillo and Prouty each received a total annual fee of  $51,000 plus reimbursement for out-of-pocket expenses incurred for attendance at meetings of the Board of Directors and Board committee meetings. The following table discloses the compensation of the non-employee directors who served as our directors during the year ended December 31, 2018.
DIRECTOR COMPENSATION
Name	Fees earned or paid in cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Vincent P. Abbatecola(3)	$41,000	10,000	$5,000	—	$56,000
Dominic J. Monetta(3)	$46,000	—	$10,000	—	$56,000
Otto C. Morch(3)	$46,000	10,000	—	—	$56,000
Richard Parrillo(3)	$40,000	—	$11,000	—	$51,000
Eric A. Prouty(3)	$20,000	$20,000	$11,000	$44,000(4)	$95,000

(1)
Reflects the fair value of a share grant computed in accordance with FASB ASC Topic 718, based on the applicable fair-market value on the date of grant.

(2)
We utilize the grant date fair value using the Black-Scholes method as described in Note 11 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
As of December 31, 2018, Mr. Abbatecola has options to purchase 186,312 shares of common stock outstanding, Mr. Morch has options to purchase 179,594 shares of common stock outstanding, Dr. Monetta has options to purchase 187,009 shares of common stock outstanding, Mr. Parrillo has options to purchase 99,781 shares of common stock outstanding, and Mr. Prouty has options to purchase 60,645 shares of common stock outstanding.

(4)
Consists of consulting fees paid to Mr. Prouty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2019 based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) the Named Executives, (iii) each of our directors and (iv) all of our directors and executive officers as a group:
BENEFICIAL OWNERSHIP TABLE
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Kevin J. Zugibe	4,273,235(2)	9.9%
Brian F. Coleman	1,100,094(3)	2.6%
Charles F. Harkins	0	-
Nat Krishnamurti	272,257(4)	*
Vincent P. Abbatecola	271,325(5)	*
Dominic J. Monetta	276,007(6)	*
Otto C. Morch	184,764(7)	*
Richard Parrillo	169,250(8)	*
Eric A. Prouty	104,420(9)	*
ArrowMark Colorado Holdings LLC	3,899,400(10)	9.2%
Cooper Creek Partners Management LLC	3,818,658(11)	9.0%
Calm Waters Partnership	3,100,000(12)	7.3%
Pekin Hardy Strauss, Inc.	2,880,126(13)	6.8%
FIL Limited	2,576,200(14)	6.0%
Dimensional Fund Advisors LP	2,396,212(15)	5.6%
Granahan Investment Management, Inc.	2,157,986(16)	5.1%
All directors and executive officers as a group (Ten Persons)	8,220,807(17)	18.3%

*
= Less than 1%

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 31, 2019. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from March 31, 2019 have been exercised. Unless otherwise noted, Hudson believes that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The address for each beneficial owner, unless otherwise noted, is c/o Hudson Technologies, Inc. at: PO Box 1541, One Blue Hill Plaza, Pearl River, New York 10965.

(2)
Includes (i) 78,000 shares which may be purchased at $1.26 per share; and (ii) 590,312 shares that may be purchased at $1.09 per share under immediately exercisable options.

(3)
Includes (i) 75,000 shares which may be purchased at $1.26 per share; and (ii) 530,075 shares that may be purchased at $1.09 per share under immediately exercisable options.

(4)
Includes 257,475 shares that may be purchased at $1.09 per share under immediately exercisable options.

(5)
Includes (i) 40,000 shares which may be purchased at $1.21 per share; (ii) 25,000 shares that may be purchased at $1.31 per share; (iii) 10,281 shares which may be purchased at $3.27 per share; (iv) 21,118 shares which may be purchased at $1.88 per share; (v) 8,224 shares which may be purchased at $1.76 per share; and (vi) 49,774 shares which may be purchased at $1.09 per share under immediately exercisable options.

(6)
Includes (i) 40,000 shares which may be purchased at $1.21 per share; (ii) 25,000 shares which may be purchased at $1.31 per share; (iii) 10,281 shares which may be purchased at $3.27 per share; (iv) 21,118 shares which may be purchased at $1.88 per share; (v) 16,447 shares that may be purchased at $1.76 per share; and (vi) 42,248 shares which may be purchased at $1.09 per share under immediately exercisable options.

(7)
Includes (ii) 40,000 shares which may be purchased at $1.21 per share; (ii) 25,000 shares which may be purchased at $1.31 per share; (iii) 10,281 shares which may be purchased at $3.27 per share; (iv) 21,118 shares which may be purchased at $1.88 per share; and (v) 51,280 shares that may be purchased at $1.09 per share under immediately exercisable options.

(8)
Includes (i) 18,092 shares that may be purchased at $1.76 per share; and (ii) 49,774 shares which may be purchased at $1.09 per share under immediately exercisable options.

(9)
Includes (i) 18,092 shares which may be purchased at $1.76 per share and (ii) 10,638 shares which may be purchased at $1.09 per share under immediately exercisable options.

(10)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by ArrowMark Colorado Holdings LLC on February 14, 2019. The address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(11)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 17 filed by Cooper Creek Partners Management LLC on January 31, 2019. The address of Cooper Creek Partners Management LLC is 501 Madison Avenue, Suite 1201, New York, New York 10022.

(12)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by Calm Waters Partnership and Richard S. Strong on January 18, 2019. Calm Waters Partnership holds shared voting and dispositive power over 2,923,000 of the indicated shares. Richard S. Strong holds shared voting and dispositive power over 2,923,000 of the indicated shares and holds sole voting and dispositive power over 177,000 of the indicated shares. The address of the reporting persons is c/o Godfrey & Kahn, S.C., 833 East Michigan Street, Suite 1800, Milwaukee, Wisconsin 53202.

(13)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by Pekin Hardy Strauss, Inc. on February 11, 2019. The address of Pekin Hardy Strauss, Inc. is 161 N. Clark Street, Suite 2200, Chicago, Illinois 60601.

(14)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by FIL Limited on February 13, 2019. The address of FIL Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, HM19.

(15)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by Dimensional Fund Advisors LP on February 8, 2019. Dimensional Fund Advisors LP holds sole voting power over 2,316,164 of the indicated shares and holds sole dispositive power over all of the indicated shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(16)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Granahan Investment Management, Inc. on February 12, 2019. Granahan Investment Management, Inc. holds sole voting power over 1,342,686 of the indicated shares and holds sole dispositive power over all of the indicated shares. The address of Granahan Investment Management, Inc. is 404 Wyman Street, Suite 460, Waltham, Massachusetts 02451.

(17)
Includes options to purchase 2,375,102 shares of common stock which may be purchased under immediately exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During 2018, Mr. Prouty provided consulting services to the Company and received compensation of $44,000 from the Company for those services. During 2017, Mr. Prouty provided consulting services to the Company and received compensation of  $48,000 from the Company for those services. The Company may from time to time utilize Mr. Prouty for additional consulting services and on such occasions will provide compensation to Mr. Prouty for those services.
Review, approval or ratification of transactions with related persons
Each year, all of our directors and officers are asked to disclose the existence of family relationships and other related transactions in Director and Officer Questionnaires. Our Audit Committee is responsible for reviewing and approving or ratifying related-person transactions. A related person is any executive officer, director or more than 5% stockholder, or any immediate family member of the foregoing persons, or entity owned or controlled by such person. In addition, pursuant to our Code of Business Conduct and Ethics, all of our employees and directors are required to bring any conflict of interest to the attention of one of the Company’s executive officers or directors. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the non-interested Audit Committee members and finally by a majority of the non-interested Board members. There are no other written procedures governing any review of related person transactions.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Company is asking its shareholders to approve a non-binding advisory resolution on its named executive officer compensation as reported in this Proxy Statement pursuant to the Securities Exchange Act and related SEC rules and regulations. At our 2013 annual meeting of shareholders, the shareholders voted, on an advisory basis, in favor of annual votes with respect to named executive officer compensation, and our Board of Directors has agreed to implement annual votes with respect thereto.
Our compensation structure is established by our Compensation Committee and is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of shareholder value, to reward executives when the Company performs financially or operationally well, to align the financial interests of our executives with the interests of our shareholders, and to be competitive within our industry without targeting or setting compensation at specific benchmark percentiles. Our Compensation Committee’s philosophy is to balance the named executive officers’ short-term compensation with long-term compensation in order to align their interests with the interests of our shareholders. Within this framework, our Compensation Committee strives to maintain executive compensation that is fair, reasonable, and competitive.
In accordance with the Securities Exchange Act, and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Hudson Technologies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the ‘Compensation Discussion and Analysis’ and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the fiscal 2019 Annual Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee values the input of our shareholders and will carefully review and consider the voting results when evaluating our named executive officer compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION ON THE
COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 3
TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF
FUTURE NON-BINDING ADVISORY VOTES ON THE RESOLUTION APPROVING
NAMED EXECUTIVE OFFICER COMPENSATION
In Proposal 2 above, the Company is asking its shareholders to vote on a non-binding advisory resolution on named executive officer compensation. Under Section 14A of the Exchange Act and related SEC rules and regulations, we are also required to provide our shareholders the opportunity to vote, on a non-binding advisory basis, on the frequency of holding future non-binding advisory votes to either approve or disapprove of the compensation of our named executive officers. We originally held such a vote in 2013. In addition, SEC rules require that shareholders must be provided the opportunity to indicate, every six years, whether they would like to have such a vote on the compensation of their corporation’s named executive officers every year, every two years or every three years.
Accordingly, pursuant to Section 14A of the Exchange Act, in this Proposal 3, the Company is asking its shareholders to vote on the frequency of future non-binding advisory votes on named executive officer compensation.
The Board believes that an annual advisory vote on executive compensation is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future non-binding advisory votes on named executive officer compensation to occur every year. While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that named executive officer compensation disclosures are made annually and holding an annual non-binding advisory vote on named executive officer compensation will provide us with more direct and immediate feedback on our compensation disclosures. In addition, we believe that an annual advisory vote on executive compensation is consistent with our interest in and practice of seeking input and engaging in dialogue with our shareholders on corporate governance and executive compensation matters.
Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, shareholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. The vote is non-binding on the Board. Nevertheless, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
“1 YEAR” AS THE PREFERRED FREQUENCY FOR THE APPROVAL OF THE
NON-BINDING ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE
OFFICER COMPENSATION

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2018. The Audit Committee of the Board has re-appointed BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2019. Although shareholder approval of the appointment of BDO USA, LLP is not required by law, the Audit Committee and the Board believe that it is advisable to give shareholders an opportunity to ratify this appointment. In view of the difficulty and expense involved in changing auditors on short notice, however, should the shareholders not ratify the selection of BDO USA, LLP, it is contemplated that the appointment of BDO USA, LLP for the fiscal year ending December 31, 2019 will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select other auditors for the following year. Furthermore, although the appointment of BDO USA, LLP is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of BDO USA, LLP as our independent registered public accountants, at any time during the 2019 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
In addition to retaining BDO USA, LLP to audit the Company’s financial statements, we have engaged BDO USA, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO USA, LLP to the Company in connection with services rendered during the years ended December 31, 2018 and December 31, 2017.
Audit Fees.   The aggregate fees billed by BDO USA, LLP for professional services rendered for the audits and reviews of the Company’s financial statements for the years ended December 31, 2018 and 2017 totaled $1,063,680 and $1,068,540, respectively.
Audit-Related Fees.   In 2018 and 2017, the aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $52,250 and $388,265, respectively. The fees in 2018 were related to consultations related to the Company’s acquisition of Airgas-Refrigerants, Inc. The fees in 2017 were related to the due diligence process with respect to the Company’s acquisition of Airgas-Refrigerants, Inc.
Tax Fees.   In 2018 and 2017 the aggregate fees billed by BDO USA, LLP for professional services rendered for tax advice totaled $127,068 and $49,780, respectively.
All Other Fees.   In 2018 and 2017, all other fees billed by BDO USA, LLP for professional services rendered other than the services described in the paragraphs caption “Audit Fees”, “Audit Related Fees” and “Tax Fees” were $77,539 and none, respectively.
The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing services provided by BDO USA, LLP in 2018. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by BDO USA, LLP.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

SHAREHOLDER PROPOSALS
Shareholders who wish to present proposals appropriate for consideration at the 2020 Annual Meeting of Shareholders, which the Company currently anticipates will be held in or about June 2020 must submit the proposal in proper form in a manner consistent with our By-Laws, and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than December 28, 2019 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.
After the December 28, 2019 deadline, a shareholder may present a proposal at the Company’s 2020 Annual Meeting if advance notice of the proposal is submitted in writing to the Company’s Chairman of the Board, c/o Corporate Secretary, at the address set forth above no earlier than February 12, 2020 and no later than March 13, 2020. In the event that the Annual Meeting of Shareholders to be held in 2020 is held either before May 12, 2020 or after August 10, 2020, then the notice must be received by the Company’s Secretary no later than 90 days prior to the date of such meeting or, within 10 days following the first public announcement of the date of such annual meeting if such public announcement is made less than 100 days prior to the date of such meeting. If timely submitted and otherwise in compliance with our By-Laws, the shareholder may present the proposal at that Annual Meeting, but the Company is not obligated to include the proposal in its proxy statement.
In addition, to be timely, a shareholder’s notice must be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice will be true and correct as of the record date for the 2019 Annual Meeting and as of the date that is 10 business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to, or mailed and received by, the Chairman of the Board of Directors at the principal executive offices of the Company not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, or if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof  (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
OTHER INFORMATION
In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company without additional compensation in person, or by telephone, facsimile, email, or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Hudson common stock, and we will reimburse these brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The cost of solicitation will be borne entirely by Hudson.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 IS BEING FURNISHED HEREWITH AS PART OF THE ANNUAL REPORT TO SHAREHOLDERS TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.
COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:
HUDSON TECHNOLOGIES, INC.
PO Box 1541, One Blue Hill Plaza
Pearl River, New York 10965
ATTENTION: Stephen P. Mandracchia, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 11, 2019
The Company’s proxy statement and Annual Report to Shareholders are available online at http://shareholdermaterial.com/hdsn/
The Company’s Annual Meeting of Shareholders will be held on Tuesday, June 11, 2019 at 10:00 A.M., local time at the Pearl River Hilton, 500 Veterans Memorial Highway, Pearl River, New York 10965. You may obtain directions to the Pearl River Hilton by contacting the Pearl River Hilton at (845) 735-9000, or by accessing their website at http://www3.hilton.com/en/hotels/new-york/hilton-pearl-river-PRLBHHF/maps-directions/index.html#. The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.
By order of the Board of Directors
Kevin J. Zugibe, P.E.
Chairman of the Board
April 26, 2019

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# HUDSON TECHNOLOGIES, INC.

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2019.**

**INTERNET/MOBILE — www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**MAIL —** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ **FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED** ▲

**PROXY**

Please mark your votes like this **X**

**NOMINEES**

(01) Vincent P. Abbatecola
(02) Brian F. Coleman
(03) Otto C. Morch

| **FOR** all nominees listed to the left (except as marked to the contrary below) | **WITHHOLD AUTHORITY** to vote for all nominees listed to the left |
|---|---|
| ☐ | ☐ |

**(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space above.)**

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

3. To approve, by non-binding vote, the frequency of future advisory votes on the resolution approving named executive officer compensation.

| 1 YEAR | 2 YEARS | 3 YEARS | ABSTAIN |
|---|---|---|---|
| ☐ | ☐ | ☐ | ☐ |

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

**THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES, FOR "1 YEAR" FREQUENCY OF FUTURE ADVISORY VOTES, AND "FOR" THE OTHER PROPOSALS LISTED ABOVE.**

CONTROL NUMBER

**Signature**____________________________ **Signature, if held jointly**____________________________ **Date**__________ **, 2019.**

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.